UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2014

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Announcement of Data

Pre-clinical Data on Duchenne Muscular Dystrophy

On November 18, 2014, Capricor Therapeutics, Inc. (the "Company") issued a press release announcing positive pre-clinical data for cardiosphere-derived cells (CDCs) on Duchenne Muscular Dystrophy cardiomyopathy. The abstract was presented at the Late Breaking Basic Science Posters and Reception at the American Heart Association’s Scientific Sessions 2014 on November 17, 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Announces Safety and Preliminary Efficacy Data on ALLSTAR Phase I

On November 18, 2014, the Company issued a press release announcing favorable safety results from the ALLSTAR Phase I clinical study and preliminary efficacy results. The data was announced at the American Heart Association’s Annual Scientific Sessions 2014 on November 17, 2014. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 18, 2014, announcing positive pre-clinical data for cardiosphere-derived cells (CDCs) on Duchenne Muscular Dystrophy cardiomyopathy.

99.2	Press Release, dated November 18, 2014, announcing favorable ALLSTAR Phase I safety results and encouraging preliminary efficacy results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: November 19, 2014	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer